EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form (S-8 No. 333-_____) pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as Amended, of our report dated February 13, 2001, with respect to the consolidated financial statements of CoStar Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
September 13, 2001